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                                                               Exhibit (j)(1)



                         Independent Auditors' Consent


The Board of Directors of
    Centura Funds, Inc.:


We consent to use of our report dated June 22, 2001 on the April 30, 2001, 2000 and 1999 financial statements of the Centura Funds, Inc., incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statements of Additional Information included herein.


KPMG LLP
Columbus, Ohio
August 29, 2001